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                                                                    EXHIBIT 10.2


                    AGREEMENT OF MODIFICATION WITH MR. DELUCA

                            AGREEMENT OF MODIFICATION

         The Parties, executing this Agreement of Modification as of this __ day of February, 2002, agree as follows:

         WHEREAS, Visual Data Corporation ("VDAT") and Frederick A. Deluca ("Deluca") (collectively the "Parties") entered into that certain Loan Agreement (the "Loan Agreement") dated as of December 5, 2001, and that certain Secured Promissory Note (the "Note") dated as of December 4, 2001, (both Loan Agreement and Note attached hereto).

         WHEREAS, Deluca agreed to advance to VDAT up to an additional $1,500,000 for a total advance of $3,000,000.

         WHEREAS, pursuant to Section 9.04 of the Loan Agreement and Paragraph 7 of the Note, the Parties may modify the provisions therein and agree to do so as follows:

         1. The parties agree that as of the date this Agreement of Modification, VDAT has made total principal payments to DeLuca under the Note in the amount of $293,760.96 against the initial $1,500,000 of principal DeLuca advanced to VDAT under the Loan Agreement. Notwithstanding terms of the Loan Agreement to the contrary, DeLuca hereby agrees to advance to VDAT the sum of $793,760.90 (the "Second Advance") as of the date of this Agreement of Modification is executed, which sum represents the entire second $1,500,000 installment of the total $3,000,000 loan amount reduced by the amount of $706,239.10, which the parties agree to treat as principal repaid by VDAT on the initial $1,500,000 advance. The parties agree that after the Second Advance, the total outstanding principal amount owed to DeLuca shall be $2,000,000.00.

         2. As a result of the aforementioned acknowledgments, VDAT hereby unconditionally promises to pay to the order of DeLuca $2,000,000 (the total outstanding principal balance due as of the date this Agreement of Modification is executed), to be payable according to the Schedule attached hereto.

         3. Pursuant to Section 2.03 of the Loan Agreement, all Interest to date has been prepaid to DeLuca in the form of restricted common stock of the VDAT. DeLuca hereby agrees that any Interest due on the total outstanding principal balance due as of the date this Agreement of Modification is executed will be prepaid in the form of 500,000 shares of restricted common stock of VDAT.

         4. All terms and conditions contained in the Loan Agreement and Note not otherwise modified hereby shall remain in full force and effect. Notwithstanding the aforementioned sentence, to the extent any terms herein conflict with the Loan Agreement or the Note, this Agreement of Modification shall control.


                                       VISUAL DATA CORPORATION


                                       By: /s/ Randy S. Selman
                                           -------------------------------------
                                           Randy S. Selman


                                           -------------------------------------
                                           Frederick A. Deluca